Exhibit 35.2

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job ‘Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.	A review of the activities performed by the Special Servicer during the period commencing on January 1,2015 and ending on December 31,2015 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.	To the best of my knowledge, based on such review mid using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the RepOliing Period.

LNR PARTNERS, LLC, a Florida limited liability company

By:	/s/ Job Warshan
Job Warshan President

Dated: February 23, 2016

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139 - 3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

GSMS 2011-GC5

GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2011-GC5

Fitch Ratings

Fitch Ratings Inc.

33 Whitehall Street

Attention: Commercial Mortgaged Surveillance

New York NY 10004

General Contact

GS Mortgage Securities Corporation II

200 West Street

New York NY 10282

Leah Nivison

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillace Group

New York NY 10007

General Contact

Morningstar Credit Ratings, LLC

1065 Avenue of the Americas, 33rd Floor

New York NY 10018

General Contact

Morningstar Credit Ratings, LLC

220 Gibraltar Road, Suite 300

Attn: CMBS Surveillance

Horsham PA 19044

General Contact

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst NY 14228

Don Simon